UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒                                                                                 Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

India Globalization Capital, Inc.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:
(2)	Aggregate number of securities to which the transaction applies:
(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of the transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

India Globalization Capital Inc.
4336 Montgomery Avenue
Bethesda MD 20814

ANNUAL MEETING OF STOCKHOLDERS

October 5, 2017

Dear Stockholder:

You are cordially invited to attend the Joint 2016 and 2017 Annual Meeting of Stockholders of India Globalization Capital, Inc. (“IGC,” “we,” “us,” “our” or the “Company”), which is to be held at 11410 Isaac Newton Sq., Suite 100, Reston, VA 20190, on November 8, 2017 at 11:00 a.m. local time.  The Annual Meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by a report on our operations.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which more fully describe the formal business to be conducted at the Annual Meeting, follow this letter.  A copy of our Annual Report to Stockholders for the fiscal year ended March 31, 2017 is also enclosed.  We encourage you to carefully read these materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting.  Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning your proxy card.  Beneficial owners of shares held in street name should follow the instructions in the Proxy Statement for voting their shares.  If you are a record holder and you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2017:

This Proxy Statement, the Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders are available at http://www.igcinc.us.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

/s/ Richard Prins
Chairman
October 5, 2017

India Globalization Capital Inc.
4336 Montgomery Avenue
 Bethesda, MD 20814

NOTICE OF ANNUAL MEETINGS OF STOCKHOLDERS

The Annual Meetings of Stockholders (the joint “Annual Meeting”) for the year ended March 31, 2016 and March 31, 2017 of India Globalization Capital, Inc. (“IGC,” “we,” “us,” “our” or the “Company”) will be held at 11410 Isaac Newton Sq., Suite 100, Reston, VA 20190, on November 8, 2017 at 11:00 a.m. local time.  Voting materials, which include this Proxy Statement, the proxy card and our Annual Report for the fiscal ended March 31, 2017, is first being mailed to Stockholders of the Company on or about October 12, 2017.

Stockholders who desire to attend the Annual Meeting should indicate such planned attendance by marking the appropriate box on the enclosed proxy card.  Stockholders who do not indicate attendance at the Annual Meeting by proxy will be required to present acceptable proof of stock ownership to attend the Annual Meeting.  All stockholders must furnish personal photo identification for admission to the Annual Meeting.

The Company will hold the Annual Meeting for the following purposes:

(1)
To elect Mr. Ram Mukunda and Mr. Sudhakar Shenoy to the Company’s board of directors to serve as a Class C and Class A directors, respectively, until the 2019 and 2020 annual meetings of Stockholders and until such directors’ respective successors shall be duly elected and qualified, or until such directors’ earlier death, resignation or removal from office;

(2)	To ratify the appointment of AJSH & Company (“AJSH”), as the Company’s independent registered public accounting firm for the 2018 fiscal year;

(3)	To approve the issuance of up to 2,000,000 additional shares of our common stock to Bricoleur Partners, L.P. (“Bricoleur”), to be used as payment of principal and/or interest;

(4)
To approve the grant of 1,900,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting and incentive as set by the board of directors and or the CEO;

(5)
To approve the adoption of the IGC’s 2018 Omnibus Incentive Plan for a period of 10 years commencing in 2018 on substantially the same terms as the current shareholder approved 2008 Omnibus Incentive Plan as Amended set to expire in 2018.

(6)
To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables) (the “Say-on-Pay Proposal”); and

(7)
To act upon such other matters as may properly come before the Annual Meeting, including any proposal to adjourn or postpone of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies (the “Adjournment Proposal”).

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of each of the foregoing items of business.

Only holders of record of our common stock at the close of business on October 5, 2017 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Richard Prins
Chairman
October 5, 2017

INDIA GLOBALIZATION CAPITAL, INC.

PROXY STATEMENT

The board of directors of India Globalization Capital, Inc. (the “Board of Directors”) is soliciting proxies for the Annual Meeting.  You may revoke your proxy at any time prior to voting at the Annual Meeting by submitting a later dated proxy or by giving timely written notice of your revocation to the Secretary of the Company.  Proxies properly executed and received by the Secretary prior to the Annual Meeting, and not revoked, will be voted in accordance with the terms of the proxies.

Registered stockholders holding shares of the Company’s common stock may vote by completing, signing and dating the proxy card and returning it as promptly as possible.  The Company will pay all of the costs associated with this proxy solicitation.  Proxies may be solicited in person or by mail, telephone, telefacsimile or other means of electronic transmission by our directors, officers and employees.  We will also reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding soliciting materials to the beneficial owners of the Company’s common stock.

If you desire to attend the Annual Meeting, you should indicate your intent to attend in person when voting by marking the appropriate box on the enclosed proxy card.  If you do not indicate attendance at the Annual Meeting on the proxy, you will be required to present acceptable proof of stock ownership to attend.  All stockholders who attend the Annual Meeting must furnish personal photo identification for admission.  If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting in order to vote.

VOTING RIGHTS

Our stockholders are entitled to one vote at the Annual Meeting for each share of Company common stock held of record as of October 5, 2017, the record date for the Annual Meeting.  As of the close of business on the record date, there were approximately 27,905,272 shares of common stock outstanding.  A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.  If your shares are held in “street name”, these proxy materials are being forwarded to you by your bank or brokerage firm (the “Record Holder”), along with a voting instruction card.  As the beneficial owner, you have the right to direct the Record Holder on how to vote your shares, and the Record Holder is required to vote your shares in accordance with your instructions.  If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.”

BROKER NON-VOTES

A “broker non-vote” occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner.  Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters.  Routine matters include ratification of auditors.  Non-routine matters include adoption of stock plans, authorization to issue additional shares in excess of 20 percent of shares outstanding, approval of grants of shares of common stock to the Company’s current and new employees, advisors, directors, and consultants outside of the Omnibus Incentive Plan, say-on-pay votes, and the uncontested election of directors.

The election of directors in an uncontested election is deemed to be a non-routine matter. The advisory vote on executive compensation is also a matter considered non-routine under applicable rules. The vote to approve grants of shares of common stock from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors is also deemed to be a non-routine matter.  Accordingly, if you hold your shares in street name, in order for your shares to be voted for the election of directors at the Annual Meeting (Proposal One), the vote to approve the issuance of in excess of 20 percent of our outstanding shares (Proposal Three), the grants of shares of common stock to grant of 1,900,000 of shares of common stock to the Company’s current and new employees, advisors, directors, and consultants by the board of directors (Proposal Four), amendments to the Company’s Omnibus Incentive Plan (Proposal Five), and the advisory vote on executive compensation (Proposal Six) you must provide voting instructions to your broker in accordance with the voting instruction card that you will receive from your broker.  Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.

For purposes of this Annual Meeting, the Company has determined that the reappointment of its independent auditors (Proposal Two) is a routine matter under applicable rules.  A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two. The approval of the Adjournment Proposal (Proposal Seven) requires a majority of all the votes cast at a meeting at which a quorum is present. Approval of the Adjournment Proposal is not conditioned upon the approval of any other proposals in this proxy.

We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement; however, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

We will bear the cost of soliciting proxies.  In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs.  We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.  We have also engaged InvestorCom to solicit proxies on our behalf.  We anticipate that the fees to InvestorCom will be approximately $2,500.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term.  At the joint Annual Meeting, two directors are to be elected as members of our Board of Directors: one Class C director who will serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation, removal or death and one Class A director who will serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation, removal or death.  Our Board of Directors has nominated Ram Mukunda and Sudhakar Shenoy, both currently directors of the Company, to serve as a Class C and Class A directors, respectively.

The other current director consists of one Class B director, who will serve until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified.

Should any vacancy occur on the Board of Directors, the remaining directors would be able to fill such vacancy by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.  Any director elected by the Board of Directors to fill a vacancy would hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified.  If the size of the board is increased, additional directors will be apportioned among the three classes in order to make all classes as nearly equal as possible.

The following sets forth information regarding our Class C and Class A director nominees.  Except as set forth below, there are no family relationships between any of our directors or executive officers.  Each director holds office until he or she resigns or is removed and his or her successor is duly elected and qualified.

Name	Age	Position	Time in Position
Ram Mukunda	59	Chief Executive Officer, Executive Chairman, President and Class C Director	April 2005 to the Present

Sudhakar Shenoy	70	Compensation Committee Chairman Class A Director	Since 2012 May 2005 to the Present

Mr. Ram Mukunda, has served as our Executive Chairman, Chief Executive Officer, and President since our inception on April 29, 2005. Mr. Mukunda is responsible for the Company’s thrust into medical cannabis. He has spent the past four years studying the medial cannabis industry and has assembled an impressive team of advisors with deep backgrounds in immunology, neurology, plant genomics, cannabis metabolism, and extraction technologies. From January 1990 to May 2004, Mr. Mukunda served as founder, Chairman, and Chief Executive Officer of Startec Global Communications, an international telecommunications carrier focused on providing voice over Internet protocol (VOIP) services to emerging economies. Startec was the first pure play international long distance carrier. He was responsible for organizing, structuring, and integrating a number of companies owned by Startec. Under Mukunda’s tenure at Startec, the company made an initial public offering of its equity securities in 1997 on NASDAQ. Prior to Startec, he served as Strategic Planning Advisor at Intelsat, a communications satellite services provider and prior to that worked in the bond market for a boutique firm on Wall Street. Mr. Mukunda serves as an Emeritus member on the Board of Visitors at the University of Maryland, School of Engineering. From 2001 to 2003, he was a Council Member at Harvard’s Kennedy School of Government, Belfer Center of Science and International Affairs. Mr. Mukunda is the recipient of several awards including, among others, the 2013 University of Maryland’s International Alumnus of the year award, the 2001 Distinguished Engineering Alumnus Award, the 1998 Ernst & Young, LLP’s Entrepreneur of the Year Award. He holds a B.S. degree in Electrical Engineering, a B.S degree in Mathematics, and a M.S. in Engineering from the University of Maryland. Mr. Mukunda has traveled extensively, and managed companies in Europe and Asia. He has more than 19 years of experience managing a publicly-held company and has acquired and integrated more than 20 companies in technology, telecommunications and social media. His in-depth business experience in the medical cannabis industry, his knowledge of U.S. capital markets, capital structuring, international joint ventures and broad science and engineering background make him well qualified to serve as a director of our company.

Mr. Sudhakar Shenoy has been our Compensation Committee Chairman since 2012, and has served as a Director since the inception of IGC in May 2005. Mr. Shenoy is the Chairman and CEO of Reston, Virginia based Alyx Technologies, Inc., a business solutions and technology provider with operations in the United States and India. He was a member of the Non-Resident Indian Advisory Group that advised the former Prime Minister of India on strategies for attracting foreign direct investment. He was selected for the U.S. Presidential Trade and Development Mission to India in 1995. Mr. Shenoy was inducted into the Alumni Hall of Fame at the University of Connecticut School of Business and the School of Engineering. He was recognized as a Distinguished Alumnus of the Indian Institute of Technology (IIT) in Bombay, India in 1997. Shenoy has been named one of the Most Influential People in Washington, D.C. high tech industry as well as being awarded the 2004 Executive of the Year by the Northern Virginia Government Contractors Council. He holds a B. Tech (Hons.) in electrical engineering from the Indian Institute of Technology and an M.S. in Electrical Engineering and an M.B.A. from the University of Connecticut Schools of Engineering and Business Administration, respectively. Shenoy’s extensive business contacts in India and his experience serving on the boards of public and private companies in the United States make him well qualified to serve as a director of our company.

Set forth below is information regarding our current Class B director.  Except as set forth below, there are no family relationships between any of our directors or executive officers.  Each director holds his office until he or she resigns or is removed and his or her successor is elected and qualified.

Name	Age	Position	Time in Position
Mr. Richard Prins	60	Chairman of the Board and the Audit Committee Class B Director	Since 2012 2007 to Present

Mr. Richard Prins has been our Chairman, Audit Committee Chairman since 2012, a member of the Compensation Committee and has served as a Director since May 2007. Mr. Prins has extensive experience in private equity investing and investment banking. From March 1996 to 2008, he was the Director of Investment Banking at Ferris, Baker Watts, Incorporated (FBW). FBW was the lead underwriter for our 2006 initial public offering. FBW was sold to Royal Bank of Canada (RBC) in 2008. Mr. Prins served in a consulting role to RBC until January 2009. Mr. Prins currently serves on several boards, volunteers full time with a non-profit organization, Advancing Native Missions, and is a private investor. Prior to FBW, from July 1988 to March 1996, Mr. Prins was Senior Vice President and Managing Director for the Investment Banking Division of Crestar Financial Corporation (SunTrust Bank). From 1993 to 1998, he was with the leveraged buy-out firm Tuscarora Corporation. Mr. Prins has experience serving on the boards of other publicly held companies. Since February 2003, he has been on the board of Amphastar Pharmaceuticals, Inc. From March 2010 until 2016, he was on the board of Hilbert Technologies. Mr. Prins holds a B.A. degree from Colgate University and an M.B.A. from Oral Roberts University. Mr. Prins has substantial knowledge and experience with U.S. capital markets, has served on and chaired audit and compensation committees of boards, has extensive experience in finance, accounting, and internal controls over financial reporting. He brings important investment banking experience. Mr. Prins has traveled in India, China and Africa. Mr. Prins has substantial knowledge and experience with U.S. capital markets, has served on and chaired audit and compensation committees of boards, has extensive experience in finance, accounting and internal controls over financial reporting.  He brings important investment banking experience.  Mr. Prins has traveled in India, China and Africa.  His knowledge of India and China, and his in-depth experience with U.S. capital markets make him well qualified to serve as a director of our company.

Vote Required and Board of Directors Recommendation

The election of the nominees for director requires a plurality of the votes cast, in person or by proxy.  Generally, the nominees for director receiving the highest number of affirmative votes from the shares voted at the Annual Meeting will be elected as directors. In this Annual Meeting, our nominees for director (Proposal One) will be elected so long as he receives a plurality of the votes cast in the election. In determining whether the proposal has been approved, abstentions will be counted for purposes of determining the presence or absence of a quorum, but will have no other legal effect under Maryland law, and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

Stockholders do not have the right to cumulate their votes in the election of directors. If, at the time of the Annual Meeting the nominee should be unavailable to serve as a director, it is intended that votes will be cast, in accordance with the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors, or the Board of Directors may reduce the number of directors. The nominee has consented to being named in this Proxy Statement and to serve if elected.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees set forth above.  Properly executed and delivered proxies solicited by management for which no specific direction is included will be voted FOR the election of the nominees listed to serve as directors.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected AJSH & Company as the Company’s independent registered public accountants for the fiscal year ending March 31, 2018.

AJSH & Company served as the Company’s independent auditors for the fiscal year ended March 31, 2017, reviewing the Company’s financial statements. Services provided to the Company by AJSH & Company for the 2017 fiscal year are described in “Audit Information.”  A representative of AJSH & Company will not be present at the meeting.

Although stockholder ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is requesting that stockholders ratify the selection of AJSH & Company as the Company’s independent registered public accountants to make an examination of the financial statements of the Company for the 2018 fiscal year.  If stockholders do not ratify the selection of AJSH & Company at the Annual Meeting, the Audit Committee will reconsider whether or not to retain that firm for future audits.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Vote Required and Board of Directors Recommendation

The ratification of the appointment of AJSH & Company as the Company’s independent registered public accountants for the 2018 fiscal year will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

The Board of Directors recommends that you vote FOR the ratification of the appointment of AJSH & Company as the Company’s independent registered public accountants for the 2018 fiscal year.  Proxies solicited by management for which no specific direction is included will be voted FOR ratification of the appointment of AJSH & Company.

PROPOSAL THREE

ISSUANCE OF UP TO 2,000,000 ADDITIONAL SHARES OF
COMMON STOCK TO A NOTEHOLDER

The Company is also asking its stockholders to approve the issuance of up to 2,000,000 additional shares of the Company’s common stock to Bricoleur Partners L.P. (“Bricoleur”) for the reasons set forth in this Proposal Three.

On October 16, 2009, the Company consummated the sale of an unsecured promissory note in the principal amount of $2,000,000 (the “Bricoleur Note”) to Bricoleur for a consideration of a certain number of shares of IGC’s common stock. The Bricoleur Note is not convertible into the Company’s common stock or other securities of the Company. Between 2009 and August 31, 2017 the Company has repaid $200,000 of principal and has delivered to Bricoleur about 1,703,386 shares of common stock as interest and penalty payments amounting to about 22 percent of the outstanding shares at the time of delivery. Since August 2016, the Company agreed to pay and has paid 30,000 shares of common stock as interest for each month the loan remains unpaid. No other cash interest payment is made on the loan. To the best of our knowledge, based on a review of the SEC filings and conversations with Bricoleur, all shares delivered to Bricoleur are, have been, or are intended to be sold by Bricoleur.

The shareholders are being asked to vote on approving up to 2,000,000 additional shares to be delivered, periodically, to Bricoleur, on an opportunistic basis as repayment of principal. The timing of such delivery of stock is solely determined by Bricoleur. The value of the shares could be based on the market value of the Common Stock or such other factors as the Company and Bricoleur determine from time to time. The shares when delivered would constitute payment towards the principal. At issuance the shares could be issued at a price less than the market value of the shares. To the best of our knowledge, based on prior history as stated above, the shares when delivered to Bricoleur will be sold either immediately or opportunistically by Bricoleur.

NYSE Rule 312.03(c) requires prior stockholder approval if the listed company intends to issue common stock, or securities convertible or exercisable for common stock, in any transaction or series of transactions if: (a) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (b) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Approval of this Proposal Three would enable Bricoleur to demand stock from the Company, sell it into the open market (subject to an effective registration statement relating to the resale of the shares or an exemption from registration), and reduce the debt by the value of the stock, subject to a yet to be negotiated formal written agreement between the Company and Bricoleur. The timing of such demand for stock will be determined by Bricoleur and not the Company.

Stockholder approval is sought for the issuance of up to 2,000,000 additional shares of the Company’s common stock to Bricoleur, to permit the Company to issue additional shares at a later date without requiring stockholder approval at the time of issuance.

If stockholder approval is granted, the Company may exclude the issuance of these 2,000,000 additional shares to Bricoleur when calculating whether a future issuance of shares or options will fall within the 20 percent limit under FINRA Rule 4110(d)(3).  This will have the same effect as if stockholder approval had been obtained before the Company issued the shares.

Vote Required and Board of Directors Recommendation

NYSE Rule 312.03 requires stockholder approval prior to the sale, issuance or potential issuance of a number of shares of the Company’s common stock in a transaction other than a public offering which equals or exceeds 20 percent of the shares or voting power outstanding before the issuance, if the sale price of such stock is less than the greater of its book value or market value.  The approval of the issuance of up to 2,000,000 additional shares of our common stock to Bricoleur will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

The Board of Directors recommends that you vote FOR the issuance of up to 2,000,000 additional shares of the Company’s common stock to Bricoleur at the discretion of Bricoleur.  Proxies solicited by management for which no specific direction is included will be voted FOR the issuance of up to 2,000,000 additional shares of the Company’s common stock to Bricoleur.

PROPOSAL FOUR

GRANT OF 1,900,000 SHARES OF COMMON STOCK
TO OUR CURRENT AND NEW OFFICERS, DIRECTORS, EMPLOYEES,
ADVISORS AND CONSULTANTS

Our Board of Directors is requesting that IGC stockholders approve a grant of 1,900,000 shares of common stock to current and new officers, directors, employees, advisors and consultants (the “Compensation Shares”).

The Compensation Committee believes that the grant of a portion of these shares to current officers, employees, directors, advisors, and consultants is important in order to align their interests with the interests of the Company and shareholders and to retain them as the Company builds its specialty pharmaceutical business, and moves into clinical trials, in an industry brimming with opportunity and high relative valuations. Our management and advisors have identified gaps in cannabinoid-based therapy patent filings, worked on several patents for cannabinoid based therapies and filed six patents with the USPTO, and acquired rights to a potential blockbuster treatment based on Tetrahydrocannabinol (THC) for Alzheimer’s disease. All this while winding down operations in China, winding down operations and selling its operations in Hong Kong and extricating IGC from its investment in Brilliant Hallmark, processes that resulted in retiring about 6.6 million shares, and realigning the company to take a first mover advantage in the cannabis based combination therapy sector. In addition, all six patent filings are assigned to the Company. Further, the current management with its considerable experience in compliance, and outsourced model has enabled the Company to operate with relatively low overheads.

The Board of Directors will determine, subject to vesting, the award of the Compensation Shares among its current officers, employees, directors, advisors, and consultants based on the Compensation Committee’s recommendation and depending on specific factors like individual’s contribution to the Company’s business advancement and creation of intellectual property, NYSE/SEC/IRS compliance, business strategy, overhead and expenses control/savings and management of daily operations, amongst others. As of the date of this filing, IGC has no contractual agreement to issue to any of its current officers, employees, directors, advisors, and consultants any shares of the issued and outstanding shares of the common stock of IGC. The NYSE American rules require IGC stockholders’ approval prior to the issuance of the Compensation Shares.

Further, the Compensation Committee believes that it is imperative to add specialists in various areas: individuals that are research scientists, medical doctors, clinical trial experts, veterinarian sciences, and FDA consultants, among others. The Board proposes to use a portion of these shares to help recruit and align their interests with those of the Company and its shareholders. Accordingly, the amount of the Compensation Shares awarded to current officers, employees, directors, advisors, and consultants and those used in the future to recruit specialists is not presently determinable.

Vote Required for Special Grant of Shares

The approval of the grant of shares of our common stock to current/new officers, employees, directors, advisors, and consultants will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

The Board of Directors recommends that you vote FOR the grant of shares of common stock to the Company’s current and new officers, employees, directors, advisors, and consultants.  Proxies solicited by management for which no specific direction is included will be voted FOR the grant of shares of common stock to the Company’s current and new officers, employees, directors, advisors, and consultants.

PROPOSAL FIVE

APPROVAL OF IGC’S 2018 OMNIBUS INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve the Company’s 2018 Omnibus Incentive Plan (“2018 Stock Plan”). The Plan is substantially the same as the one currently in force and previously approved by the shareholders in March 2008. The 2008 Stock Plan was effective for a period of 10 years expiring in March 2018. The Board of Directors believes that an adequate reserve of shares available for issuance under the Stock Plan is necessary to enable it to compete successfully with other companies to secure and retain valuable employees.

The 2018 Omnibus Incentive Plan was adopted by the Board of Directors on March 2, 2017. If approved by the shareholders, the 2018 Stock Plan would commence in April 2018 for a period of 10 years.

The 2008 Stock Plan was originally adopted by the Board of Directors in November 2007 and by the stockholders in March 2008. The substantial terms and provisions of the Stock Plan remain unchanged and can be found at www.sec.gov as Exhibit 10.1 to Form S-8 filed with the SEC on February 8, 2008, as amended by shareholders’ approval on or about June 23, 2008 via a Special Meeting.

Summary of the Provisions of the Stock Plan

The Stock Plan provides for the grant of incentive stock options, non-qualified stock options restricted and unrestricted stock awards and other stock-based awards to our and our subsidiary employees, directors, advisors and consultants. The formula for computing the number of shares eligible for grant under the Plan is increased each year on April 1, commencing April 1, 2018, by 15 percent of the number of shares issued and outstanding minus 28,272,667 shares are available for issuance under the Plan. In applying the formula, the Company will take into account grants made under the 2008 Omnibus Incentive Plan.

In accordance with the terms of the Stock Plan, our board of directors has authorized our compensation committee to administer the Stock Plan. The compensation committee may delegate part of its authority and powers under the Stock Plan to one or more of our directors and/or officers, but only the compensation committee can make awards to participants who are our directors or executive officers. In accordance with the provisions of the Stock Plan, our compensation committee will determine the terms of options and other awards, including:

•	the determination of which employees, directors, advisors and consultants will be granted options and other awards;
•	the number of shares subject to options and other awards;
•	the exercise price of each option, which may not be less than fair market value on the date of grant;
•	the schedule upon which options become exercisable;
•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and
•	all other terms and conditions upon which each award may be granted in accordance with the Stock Plan.

The maximum term of options granted under the Stock Plan is ten years. Awards are generally subject to early termination upon the termination of employment or other relationship of the participant with us or our subsidiaries, whether such termination is at our option or as a result of the death or disability of the participant. Generally, in the event of a participant’s termination for cause, all outstanding awards shall be forfeited.

In addition, our compensation committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Stock Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Upon a merger or other reorganization event, our board of directors may, in their sole discretion, take any one or more of the following actions pursuant to our Plan, as to some or all-outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;
•
upon written notice to a participant, (i) provide that the participant’s unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant; or (ii) terminate all unexercised outstanding options immediately prior to the consummation of such transaction unless exercised by the optionee;

•
in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that all or any outstanding options shall become exercisable in full immediately prior to such event; and
•
provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event.

Our stockholders may amend the Stock Plan. It may also be amended by the board of directors, provided that any amendment approved by the board of directors that is of a scope that requires stockholder approval as required in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or for any other reason is subject to obtaining such stockholder approval. If adopted, our Stock Plan will expire on the tenth anniversary of the adoption of the plan by our stockholders.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is with respect to the material federal income tax considerations relating to stock options and stock grants under the Stock Plan:

Incentive Stock Options:   Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to the company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:     Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:
With respect to stock grants under the Stock Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Vote Required and Board of Directors’ Recommendation.

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. “Broker non-votes,” on the other hand, will have no effect on the outcome of this vote.

The Board of Directors believes that the proposed adoption of the 2018 Omnibus Incentive Plan is in the best interests of the Company and the stockholders for the reasons stated above. Our Board of Directors recommends that you vote FOR the approval of this proposal to adopt the 2018 Omnibus Incentive Plan. Proxies solicited by management for which no specific direction is included will be voted FOR the approval of the adoption of IGC’s 2018 Omnibus Incentive Plan.

PROPOSAL SIX

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on executive compensation as described below in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal).

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of our stockholders.

Please read the summary compensation table and other related compensation tables and narrative of this Proxy Statement, which provide detailed information on the compensation of our executive officers.

The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve stronger operating and financial performance. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board requests the shareholders vote to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby approved.

Vote Required and Board of Directors Recommendation

Approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules will require the affirmative vote of the holders of a majority of the shares of outstanding common stock present or represented at the Annual Meeting and entitled to vote thereat, on an advisory basis.  In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. As advisory votes, this proposal is not binding upon the Company. However, the Compensation Committee values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

The Board of Directors recommends that you vote FOR Proposal Six regarding the compensation of the Company’s named executive officers.  Proxies solicited by management for which no specific direction is included will be voted FOR Proposal Six.

PROPOSAL SEVEN

THE ADJOURNMENT PROPOSAL

If, at the Annual Meeting of stockholders on November 8, 2017, the number of shares of the Company’s common stock present or represented and voting in favor of adoption or rejection of the proposals is insufficient to adopt such proposals under the applicable rules and regulations, the Company’s Executive Chairman intends to move to adjourn the Annual Meeting in order to enable our Board of Directors to solicit additional proxies.

In this Proposal Seven, we are asking you to authorize Ram Mukunda or Richard Prins to vote in favor of an adjournment of the Annual Meeting to another time and place for the purpose of soliciting additional proxies.  If the stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously submitted proxies.  Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against some of the proposals, we could adjourn the Annual Meeting without a vote on that particular proposal and seek to convince the holders of those shares to change their votes to votes in favor of adoption of such proposal.

If our stockholders do not approve the Adjournment Proposal, our Board of Directors may not be able to adjourn the Meeting to a later date in the event there are not sufficient votes at the time of the Meeting.

Vote Required and Board Recommendation

The Adjournment Proposal, if a quorum is present, requires the affirmative vote of a majority of the votes, which could be cast by holders of all shares of stock entitled to vote thereon, which are present in person or by proxy at the Annual Meeting.  In the absence of a quorum, the stockholders present, by majority vote, may adjourn the Meeting.  Broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal.

Our Board of Directors recommends that you vote FOR the Adjournment Proposal. Proxies solicited by management for which no specific direction is included will be voted FOR the Adjournment Proposal.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as October 5, 2017, by each person known by us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, each of our executive officers and directors, and all of our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, which is based upon shares of common stock outstanding as October 5, 2017, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has exercised options or warrants to purchase shares of our common stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise noted, the nature of the ownership set forth in the table below is common stock of the Company. The table below sets forth as of October 5, 2017, except as noted in the footnotes to the table, certain information with respect to the beneficial ownership of the Company’s common stock by (i) all persons or groups, according to the most recent Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission or otherwise known to us, to be the beneficial owners of more than 5 percent of the outstanding common stock of the Company, (ii) each director of the Company, (iii) the executive officers named in the Summary Compensation Table, and (iv) all such executive officers and directors of the Company as a group.

	Shares Owned
Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class*
Ranga Krishna (2)	1,522,676	5.5%

Ram Mukunda	3,389,233	12.1%

Richard Prins	457,000	1.6%

Sudhakar Shenoy	830,000	3.0%

John Cherin (3)	325,000	1.2%

All Executive Officers and Directors as a group (3 persons)		16.8%

*Based on approximately 27,905,272 shares of common stock outstanding as of October 5, 2017.

(1)	Unless otherwise indicated, the address of each of the individuals listed in the table is c/o India Globalization Capital, Inc., 4336 Montgomery Avenue, Bethesda, MD 20814.
(2)	Based on available Form 4 and 13G filings including shares held beneficially by Wells Fargo & Company and International Pharma Trials.
(3)	Mr. Cherin, CFO, Treasurer, and Principal Accounting Officer (PAO), has been replaced by Mr. Shajy Mathilakathu and Mr. Rohit Goel, Co-Principal Accounting Officers, effective September 29, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10 percent of our common stock to file reports of their ownership of shares with the SEC.  Such executive officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely upon review of the copies of such reports received by us, our senior management believes that all reports required to be filed under Section 16(a) for the fiscal year ended March 31, 2017 were filed in a timely manner.

DIRECTORS, EXECUTIVE OFFICERS AND GOVERNANCE OF THE COMPANY

Executive Officers and Directors

The names, ages and positions of our executive officers and directors as of October 5, 2017, are as follows:

Name	Positions	Age	Director Since	Term will Expire

Ram Mukunda	President, Chief Executive Officer and Director (Class C director)	59	2005	2019

Mr. Rohit Goel	Co-Principal Financial and Accounting Officer	23	—	—

Mr. Shajy Mathilakathu	Co-Principal Financial and Accounting Officer	49	—	—

Richard Prins	Chairman of the Board of Directors (Class B director)	60	2007	2018

Sudhakar Shenoy	Director (Class A director)	70	2005	2017

On September 27, 2017, India Globalization Capital, Inc. (IGC) appointed Mr. Rohit Goel and Mr. Shajy Mathilakathu to the positions of Co-Principal Accounting Officers replacing John Cherin as CFO, Treasurer, and Principal Accounting Officer (PAO), effective September 29, 2017. The principal occupations for the past five years (and, in some instances, for prior years) of our two recently appointed Co-Principal Accounting Officers, Mr. Shajy Mathilakathu and Mr. Rohit Goel, are set out below and for others in Proposal One. There are no family relationships between any of our executive officers or directors.

Mr. Rohit Goel has a B.Com (honors) in Accounting and Tax (Commerce) from Delhi University, India. His previous experience includes leading USGAAP audit teams and leading or assisting in the statutory audit of limited and private companies in various industries including telecom, stock brokerage, manufacturing, education, banking and digital marketing. He has worked on preparing process, workflow, implementation of SAP based accounting systems, worked on several accounting projects for clients based in US, Spain and UK, and assisted an audit team that conducted an asset audit for clients in Africa.  In 2012 and 2013 he passed the CA CPT and CA IPCC exams. From September 2013 to March 2014 he worked as a Chartered Accountant (CA) trainee for Mahesh K Aggarwal & Co.  And from April 2014 to September 11, 2016 he worked as a Chartered Accountant trainee, with AJSH & Co.  In September 2016, he founded BnA Consultancy to provide accounting, taxation and statutory compliance services.

Mr. Shajy Mathilakathu has been working as an accountant at IGC’s Indian subsidiary Techni Bharathi Private Limited (“TBL”) since 1996 and since 2011 as Assistant General Manager of Accounting.  He has worked in all aspects of accounting with varying responsibilities. Since 2011, he has been primarily and progressively responsible for USGAAP accounting, consolidation of financial statements, preparing the Forms 10-Q and Forms 10-K, and as the interface to our independent auditors.

Board of Directors; Independence

Our Board of Directors is divided into three classes (Class A, Class B and Class C) with only one class of directors being elected in each year and each class serving a three-year term.  The term of office of the Class A director, consisting of Sudhakar Shenoy, will expire at the 2017 annual meeting of stockholders.  The term of office of the Class B director, currently consisting of Richard Prins, will expire at the 2018 annual meeting of stockholders.  The term of office of the Class C director, currently consisting of Ram Mukunda, technically expired at the 2016 annual meeting of stockholders.  These individuals have played a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating acquisitions.

The NYSE American, upon which our shares are listed, requires the majority of our Board to be “independent.”  The NYSE American listing standards define an “independent director” generally as a person, other than an officer or an employee of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.  Consistent with these standards, the Board of Directors has determined that Messrs. Prins and Shenoy are independent directors.

Audit Committee

Our Board of Directors has established an Audit Committee currently composed of two independent directors who report to the Board of Directors.  Messrs. Prins and Shenoy, each of whom is an independent director under the NYSE American listing standards, serve as members of our Audit Committee. Mr. Prins is the Chairman of our Audit Committee.  In addition, we have determined that Messrs. Prins and Shenoy are “audit committee financial experts,” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934.  The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits and the adequacy of our accounting and control systems.

Compensation Committee

Our Board of Directors has established a Compensation Committee composed of two independent directors, Messrs. Shenoy and Prins.  Mr. Shenoy is the current Chairman of our Compensation Committee. The Compensation Committee’s purpose is to review and approve compensation paid to our officers and directors and to administer our 2008 Omnibus Incentive Plan, and if adopted (i) the grant of the Compensation Shares and (ii) the 2018 Omnibus Incentive Plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of two independent members of the Board of Directors, Richard Prins and Sudhakar Shenoy.  No executive officer of the Company served as a director or member of the compensation committee of any other entity.

The Compensation Committee met four times during the fiscal year ended March 31, 2017 and was responsible for determining executive compensation and the award of stock, and stock options to employees, advisors, and directors during the fiscal year ended March 31, 2017.  No consultants were used by the Compensation Committee during this fiscal year.

Nominating and Corporate Governance Committee

In the future, we intend to establish a nominating and corporate governance committee.  The primary purpose of the nominating and corporate governance committee will be to identify individuals qualified to become directors, recommend to the Board of Directors the candidates for election by stockholders or appointment by the Board of Directors to fill a vacancy, recommend to the Board of Directors the composition and chairs of Board of Directors committees, develop and recommend to the Board of Directors guidelines for effective corporate governance, and lead an annual review of the performance of the Board of Directors and each of its committees.  We do not have any formal process for stockholders to nominate a director for election to our Board of Directors.  Currently, nominations are selected or recommended by a majority of the independent directors as stated in Section 804(a) of the NYSE American Company Guide.

Audit Committee Financial Expert

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate,” as defined under the NYSE American listing standards.  The NYSE American’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.  In addition, we must certify to the NYSE American that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.  The Board of Directors has determined that Messrs. Prins and Shenoy satisfy the NYSE American’s definition of financial sophistication and qualify as “audit committee financial experts,” as defined under rules and regulations of the Securities and Exchange Commission.

Board and Committee Meetings

During the fiscal year ended March 31, 2017, there were thirteen Board meetings, five meetings of the Audit Committee and four Compensation Committee meetings, all of which were attended by all of our directors of the Board and all of the members of the committees, respectively.

Communications with Directors

Any director may be contacted by writing to him c/o the Secretary of the Company at the Company’s principal executive offices.  Communications to the non-management directors as a group may be sent to the Independent Directors c/o the Secretary of the Company at the same address.  We will promptly forward, without screening other than normal security procedures for all our mail, all correspondence to the indicated director or directors.

Indemnification Agreements

We are party to indemnification agreements with each of the executive officers and directors.  Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.   Under the terms of the indemnification agreements, we intend to agree to indemnify our officers and directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the independent director in connection with any proceeding if the officer or director acted in good faith and did not derive an improper personal benefit from the transaction or occurrence that is the basis of the proceeding.

Annual Meeting Attendance

We do not have a formal policy requiring directors to attend stockholder meetings but we encourage members of the Board of Directors to attend the annual meeting of stockholders. One of our directors and our management attended the last annual meeting of shareholders.

Code of Conduct and Ethics

A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code.  The Company has adopted a written code of ethics (the “Senior Financial Officer Code of Ethics”) that applies to the Company’s Chief Executive Officer and senior financial officers, including the Company’s Principal Accounting Officer, Controller and persons performing similar functions (collectively, the “Senior Financial Officers”) in accordance with applicable federal securities laws and the rules of the NYSE American.  Investors may view our Senior Financial Officer Code of Ethics on the corporate governance subsection of the investor relations portion of our website at www.igcinc.us.  The Company has established separate audit and compensation committees that are described below.  The Company does not have a separate nominating committee.  Accordingly, Board of Director nominations occur by either selection or recommendation of a majority of the independent directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Policy

Our Compensation Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors the annual compensation for the executive officers of our company.  This Committee has the responsibility for establishing, implementing and monitoring our compensation strategy and policy.  Among its principal duties, the Committee ensures that the total compensation of the executive officers is fair, reasonable and competitive.

Objectives and Philosophies of Compensation

The primary objective of our compensation policy, including the executive compensation policy, is to help attract and retain qualified, energetic managers who are enthusiastic about our mission and products and services.  The policy is designed to reward the achievement of specific annual and long-term strategic goals aligning executive performance with company growth and stockholder value.  In addition, the Board of Directors strives to promote an ownership mentality among key leaders and the Board of Directors.

Setting Executive Compensation

The compensation policy is designed to reward performance.  In measuring executive officers’ contribution to our company, the Compensation Committee considers numerous factors including our growth and financial performance as measured by revenue, gross margin and net income before taxes, among other key performance indicators.  Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation.  The Compensation Committee does not currently engage any consultant related to executive or director compensation matters.

Stock price performance has not been a factor in determining annual compensation because the trading price of shares of our common stock is subject to a variety of factors outside of management’s control.  We do not subscribe to an exact formula for allocating cash and non-cash compensation.  However, a significant percentage of total executive compensation is performance-based.  Historically, the majority of the incentives to executives have been in the form of non-cash incentives in order to better align the goals of executives with the goals of stockholders.

Elements of Company’s Compensation Plan

The principal components of compensation for our executive officers are:

·	base salary,
·	performance-based incentive cash and stock compensation,
·	right to purchase our common stock at a preset price (via stock options), and
·	401-K plan with matching contribution, and other benefits.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.  During its review of base salaries for executives, the Committee primarily considers:

-	market data,
-	internal review of the executives’ compensation, both individually and relative to other officers, and
-	individual performance of the executive.

Salary levels are typically evaluated annually as part of our performance review process, as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

The management incentive plan gives the Committee the latitude to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of our company.

Ownership Guidelines

To align the interests of the Board of Directors directly with the interests of the stockholders, the Committee recommends that each Board member maintain a minimum ownership interest in our company.  Currently, the Compensation Committee recommends that each Board member own a minimum of 5,000 shares of our common stock with such stock to be acquired within a reasonable time following election to the Board.

Employee Stock Option Program

The employee stock option program assists us to:

·	enhance the link between the creation of stockholder value and long-term executive incentive compensation,
·	provide an opportunity for increased equity ownership by executives, and
·	maintain competitive levels of total compensation.

Stock option award levels will be determined based on market data and will vary among participants based on their positions within the company and are granted at the Committee’s regularly scheduled meeting.

As of March 31, 2017, a total of 3,491,278 shares of common stock have been awarded and there are no options outstanding and exercisable.  As of March 31, 2017, there are no shares of common stock available for future grants of options or stock awards.

Perquisites and Other Personal Benefits

We provide some executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to enable us to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.  Some executive officers receive the use of company automobiles and an assistant among other perquisites.  Each employee of our company is entitled to term life insurance, premiums for which are paid by us.  In addition, each employee is entitled to receive certain medical and dental benefits, part of the cost of which the employee funds, and participation in the Company administered 401-K plan.

Accounting and Tax Considerations

Our stock option grant policy will be impacted by the implementation of FASB ASC 718 (previously referred to as SFAS No. 123R), which was adopted in the first quarter of fiscal year 2006.  Under this accounting pronouncement, we are required to value unvested stock options granted prior to the adoption of FASB ASC 718 under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period.

Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations.  The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable.  In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

Compensation for Executive Officers of the Company

We pay an affiliate of our CEO $4,500 per month for office space and certain general and administrative services, provided in Maryland and $6,100 per month for facilities provided in Washington State. These amounts are not intended as compensation to our CEO.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Option/ Stock Awards	Total Compensation
Ram Mukunda (1)	2017	$300,000		$-	$125,000	$425,000
President and Chief Executive Officer	2016	$300,000		$-	$269,000	$569,000

John Cherin (2)	2017	$20,500	$		$40,000	$60,500
CFO, Treasurer and Principal Financial and Accounting Officer

(1)
IGC is contractually obligated to pay the CEO an annual compensation of $300,000. The amounts actually paid were $300,000 and $150,000 in fiscal 2017 and 2016, respectively. The Option/Stock amounts reported represent the fair value of stock awards to the named executive officer as computed using the closing price for the day the issuance was granted. For Mr. Mukunda the stock grant includes a special grant approved by the stockholders on September 12, 2014 that vested in November 2015 and included in the Option/Stock Awards for fiscal year ended March 31, 2016.

(2)
Mr. Cherin was appointed as the CFO on November 15, 2016, prior to that he was a consultant to the Company. The amounts disclosed herein were paid to Mr. Cherin’s wholly owned Limited Liability Corporation during fiscal 2017.  Effective September 29, 2017, IGC appointed Mr. Rohit Goel and Mr. Shajy Mathilakathu to the positions of Co-Principal Accounting Officers replacing John Cherin as CFO, Treasurer, and Principal Accounting Officer (PAO).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding equity awards held by the Company’s named Executive Officers as of March 31, 2017.

Name	Shares		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ram Mukunda	2,288,433	(1)	-	-	$-	-

John Cherin (3)	300,000	(2)	-	-	$-	-

(1)	Include those granted under the 2008 Omnibus Incentive Plan and a grant voted on by the shareholders on September 12, 2014 that vested on November 4, 2015.
(2)	Includes 50,000 shares for previous consulting services and an additional 250,000 shares vesting over two years to serve as the Company’s CFO.
(3)
Effective September 29, 2017, IGC appointed Mr. Rohit Goel and Mr. Shajy Mathilakathu to the positions of Co-Principal Accounting Officers replacing John Cherin as CFO, Treasurer, and Principal Accounting Officer (PAO).

Compensation of Directors

No cash compensation was awarded to, earned by or paid to the directors in the fiscal year ended March 31, 2017 for service as directors.  In the fiscal years ended 2017 and 2016, our non-employee directors each received 150,000 and 105,000 shares of our common stock from the 2008 Omnibus Incentive Plan, respectively, and, in fiscal 2015, an additional special grant of 250,000 shares each, which was approved by the Company’s shareholders on September 12, 2014 that vested on November 4, 2015.  All compensation paid to our employee director is set forth in the tables summarizing executive officer compensation above.  The Option Awards column reflects the grant date fair value, in accordance with Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation (formerly Statement of Financial Accounting Standards (SFAS) No. 123R) for awards pursuant to the Company’s equity incentive program.

Assumptions used in the calculation of these amounts for the fiscal year ended March 31, 2017 are included in Note 16, “Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended March 31, 2017.  The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the directors will actually realize from the awards.  Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance and stock price fluctuations.

For more information please see Note 12 -Related Party Transactions to the Company’s audited financial statements for the fiscal year ended March 31, 2017.

Employment Contracts

Ram Mukunda has served as President and Chief Executive Officer of our company since its inception. On July 14, 2014 we, IGC-M and Mr. Mukunda entered into the 2014 Employment Agreement. Pursuant to the 2014 Employment Agreement, which will be effective until July 2019, we pay Mr. Mukunda a base salary of $300,000 per year.  The Employment Agreement provides that the Board of Directors of our company may review and update the targets and amounts for the net revenue and salary and contract bonuses on an annual basis.  Mr. Mukunda is entitled to benefits, including insurance, participation in company-wide 401(K), reimbursement of business expenses, 20 days of annual paid vacation, sick leave, domestic help, driver, cook, and a car (subject to partial reimbursement by Mr. Mukunda of lease payments for the car and reimbursement of business expenses).

The term of the Employment Agreement is five years, extended by one year after which employment will become at-will.  The Employment Agreement is terminable by us for death, disability and cause.  In the event of a termination without cause, including a change of control, we would be required to pay Mr. Mukunda his full compensation for three years.

Compensation Risk Assessment

In setting compensation, the Compensation Committee considers the risks to our stockholders and to achievement of our goals that may be inherent in our compensation programs.  The Compensation Committee reviewed and discussed its assessment with management and outside legal counsel and concluded that our compensation programs are within industry standards and are designed with the appropriate balance of risk and reward to align employees’ interests with those of our company and do not incent employees to take unnecessary or excessive risks.  Although a portion of our executives’ and employees’ compensation is performance-based and “at risk,” we believe our compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on our company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows, as of March 31, 2017, information regarding outstanding awards available under our compensation plans (including individual compensation arrangements) under which our equity securities may be delivered.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities available for future issuance (excluding shares in column (a)(1)
Equity compensation plans approved by security holders:

2008 Omnibus Incentive Plan (2)	$-	$-	$-

(1)	Consists of our 2008 Omnibus Incentive Plan, as amended. See Note 16, “Stock-Based Compensation” of the Notes to the Consolidated Financial Statements included in this report.
(2)	There are no options outstanding as on March 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

During the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5 percent or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had direct or indirect material interest, nor are there any such transactions presently proposed, other than the agreements with the affiliates of our CEO, and CFO as described under “Executive Compensation – Compensation for Executive Officers of the Company.”

We are party to indemnification agreements with each of the executive officers and director.  Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

Review, Approval or Ratification of Related Party Transactions

We do not maintain a formal written procedure for the review and approval of transactions with related persons.  It is our policy for the disinterested members of our Board to review all related party transactions on a case-by-case basis.  To receive approval, a related-party transaction must have a business purpose for us and be on terms that are fair and reasonable to us and as favorable to us as would be available from non-related entities in comparable transactions

Director Independence

The NYSE American, upon which our shares are listed, requires the majority of our Board to be “independent.”  The NYSE American listing standards define an “independent director” generally as a person, other than an officer or an employee of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.  Consistent with these standards, the Board of Directors has determined that Richard Prins and Sudhakar Shenoy are independent directors.

AUDIT INFORMATION

Principal Accountant Fees and Services

AJSH & Co LLP, Chartered Accountants (“AJSH & Co LLP”) is our Principal Independent Registered Public Accounting Firm engaged to examine our financial statements for the fiscal year ended March 31, 2016.  During the Company’s most two recent fiscal years ended March 31, 2016 and 2015 and through June 25, 2016, the Company did not consult with AJSH & Co LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and AJSH & Co LLP have not provided either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Audit Related and Other Fees

The table below shows the fees that we paid or accrued for the audit and other services provided by AJSH & Co LLP for the fiscal years ended March 31, 2017 and 2016.  Except as specified otherwise in the table, we paid the fees to AJSH & Co LLP.

Audit Fees

This category includes the audit of our annual financial statements, review of financial statements included in our annual and quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with engagements for those fiscal years.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees

This category consists of assurance and related services by the independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  The services for the fees disclosed under this category include services relating to our registration statement and consultation regarding our correspondence with the SEC.

Tax Fees

This category consists of professional services rendered for tax compliance, tax planning and tax advice.  These services include tax return preparation and advice on state and local tax issues.

All Other Fees

This category consists of fees for other miscellaneous items.

	March 31, 2017	March 31, 2016
Audit Fees – AJSH & Co LLP	$80,000	$70,000
Audit-Related Fees	5,000	5,000
Tax Fees	-	-
All other Fees	-	-
Total	$85,000	$75,000

Policy on Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the audit committee of our Board of Directors has responsibility for appointing, setting compensation and overseeing the work of the independent auditor.  In recognition of this responsibility, our Board of Directors has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.  Prior to engagement of the independent auditor for the next year’s audit, management may submit, if necessary, an aggregate of services expected to be rendered during that year for each of the following four categories of services to our Board of Directors for approval.

1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, our Board of Directors pre-approves these services by category of service.  The fees are budgeted and our Board of Directors requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval.  In those instances, our Board of Directors requires specific pre-approval before engaging the independent auditor.

Our audit committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to our Board of Directors at its next scheduled meeting.

Pre-Approved Services

The Audit Committee’s charter provides for pre-approval of audit, audit-related and tax services to be performed by the independent auditors.  The Audit Committee approved the audit, audit-related and tax services to be performed by independent auditors and tax professionals in 2017.  The charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.  The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee has not delegated such authority to its members.

Audit Committee Report

The Audit Committee of the Board is composed of two directors, each of whom meets the current NYSE American test for independence.  The Committee acts under a written charter adopted by the Board.  The Audit Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended March 31, 2017 (the “Audited Financial Statements”):

·	The Audit Committee reviewed and discussed the Company’s Audited Financial Statements with management;

·
The Audit Committee discussed with AJSH & Co LLP the Company’s independent auditors for fiscal year 2017, the matters required to be discussed by Statements on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

·
The Audit Committee received from the independent auditors the written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with AJSH & Co LLP, its independence from the Company and its management, and considered whether AJSH & Co LLP’s provision of non-audit services to the Company was compatible with the auditor’s independence; and

·
Based on the review and discussion referred to above, and in reliance thereon, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee concur in this report.

  AUDIT COMMITTEE:

 Richard Prins
       Sudhakar Shenoy

PROPOSALS FOR 2018 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, if you desire to make a proposal to be acted upon at the 2018 Annual Meeting of Stockholders, you must deliver the proposal, in proper form, to the Secretary of the Company, no later than June 14, 2018, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.  If next year’s Annual Meeting is held on a date more than 30 calendar days from November 8, 2018, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.  The address for the Secretary of the Company is 4336 Montgomery Ave, Bethesda, MD 20814.

Our Bylaws also prescribe the procedure that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings.  To nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company (i) no later than August 10, 2018, and no earlier than July 11, 2018 or (ii) if the date of the 2018 Annual Meeting of Stockholders is advanced by more than thirty days or delayed by more than sixty days from the anniversary date of this Annual Meeting, no later than the close of business on the later of the sixtieth day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation and no earlier than the close of business on the ninetieth day prior to such Annual Meeting.

Notice of a nomination for director must describe various matters regarding the nominee and the stockholder giving the notice.  Notice of other business to be brought before the Annual Meeting must include a description of the proposed business, the reasons therefore, and other specified matters.  The nominating committee will consider candidates recommended by stockholders in the same manner it considers other candidates.  Any stockholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company, at the address set forth above.

EXHIBIT INDEX

Exhibit No.	Description
10.1	2018 Omnibus Incentive Plan of India Globalization Capital, Inc.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF INDIA GLOBALIZATION CAPITAL, INC.
for the November 8, 2017 Annual Meeting of Stockholders and any postponement(s) or adjournment(s) thereof.

The undersigned hereby: (a) acknowledges receipt of the Notice of the Joint Annual Meeting of the stockholders of India Globalization Capital Inc. to be held on November 8, 2017, (the joint “Annual Meeting”), and the associated Proxy Statement; (b) appoints Ram Mukunda, as proxy, with the power to appoint a substitute; (c) authorizes each proxy to represent and vote, as designated below, all of the shares of common stock of the Company, par value $0.0001 per share, held of record by the undersigned at the close of business on October 5, 2017, at the Annual Meeting and at any postponement(s) or adjournment(s) thereof; and (d) revokes any proxies previously given.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2017:

This Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.igcinc.us.

1.
The Board of Directors recommends a vote FOR the directors of the Company listed below, to serve until the Annual Meeting of Stockholders following the 2019 (Ram Mukunda) and 2020 (Sudhakar Shenoy) fiscal years and until such directors’ respective successors shall be elected and qualified, or until such directors’ earlier death, resignation or removal from office.

	MR. RAM MUKUNDA	FOR ☐	WITHHOLD ☐
	MR. SUDHAKAR SHENOY	FOR ☐	WITHHOLD ☐

2.	The Board of Directors recommends a vote FOR ratification of the appointment of AJSH & Company (“AJSH”) as the independent auditors for the Company for the fiscal year ending March 31, 2018.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Board of Directors recommends a vote FOR the issuance of up to 2,000,000 additional shares of our common stock to Bricoleur Partners, L.P., to be used for the payment of principal and/or interest.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.
The Board of Directors recommends a vote FOR approval of the special grant of 1,900,000 shares of common stock to the Company’s current and future officers, directors, employees, advisors, and consultants as determined by the Compensation Committee.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.
The Board of Directors recommends a vote FOR approval of the Company’s 2018 Omnibus Incentive Plan (“Stock Plan”) for a period of 10 years, on substantially the same terms as the 2008 Omnibus Incentive Plan that is set to expire in March 2018.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.
The Board of Directors recommends a vote FOR approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables) (the “Say-on-Pay Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.
The Board of Directors recommends a vote FOR the Adjournment Proposal which allows the Chairman or Executive Chairman to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of vote of proxies.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, this Proxy will be voted FOR the proposals set forth above.  Please sign, date and return this Proxy as promptly as possible in the envelope provided.

Dated: __________________, 2017
X __________________	X __________________
Signature(s) of Stockholders

Joint owners should each sign.  Signature(s) should correspond with the name(s) printed on your stock certificates.  Attorneys, executors, administrators and guardians should give full title.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.